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                                                                     Exhibit 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                         THE HAIN CELESTIAL GROUP, INC.

                  The undersigned, for the purposes of amending and restating the Certificate of Incorporation of The Hain Celestial Group, Inc., a Delaware corporation (the "Corporation"), does hereby certify that:

                  I. On May 19, 1993, the Corporation (under the name "21st Century Food Corp.") filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware, thereby causing the Corporation to become organized and existing under and by virtue of the General Corporation Law of the State of Delaware, as amended (the "DGCL").

                  II. On May 28, 1993, the Corporation filed a Certificate of Amendment with the Secretary of State of the State of Delaware, changing the name of the Corporation to "21st Century Food Products Corp."

                  III. On October 1, 1993, the Corporation filed a Certificate of Amendment with the Secretary of State of the State of Delaware, permitting the Corporation to issue a class of common stock and a class of preferred stock.

                  IV. On October 14, 1993, the Corporation filed a Certificate of Amendment with the Secretary of State of the State of Delaware , changing the name of the Corporation to "Kineret Acquisition Corp.," increasing the aggregate number of authorized shares to 20,000,000 (comprised of 15,000,000 shares of common stock and 5,000,000 shares of preferred stock) and changing its registered office and agent.

                  V. On December 7, 1994, the Corporation filed a Certificate of Amendment with the Secretary of State of the State of Delaware, changing the name of the Corporation to "The Hain Food Group, Inc." and increasing the aggregate number of authorized shares to 45,000,000 (comprised of 40,000,000 shares of common stock and 5,000,000 shares of preferred stock).

                  VI. The Amended and Restated Certificate of Incorporation set forth below has been duly adopted in accordance with the provisions of Section 242 and Section 245 of the DGCL:

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                  ARTICLE FIRST: NAME. The name of the Corporation is The Hain
Celestial Group, Inc.

                  ARTICLE SECOND: REGISTERED OFFICE AND AGENT. The address of the Corporation's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent, Delaware 19901. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                  ARTICLE THIRD: PURPOSE. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

                  ARTICLE FOURTH: STOCK. The aggregate number of shares which the Corporation shall have authority to issue is 105,000,000 shares, $.01 par value per share consisting of:

                  1. 100,000,000 shares of Common Stock, $.01 par value per share (the "Common Stock"); and

                  2. 5,000,000 shares of Preferred Stock, $.01 par value per share (the "Preferred Stock").

                  COMMON STOCK:

                  (a) Each share of Common Stock issued and outstanding shall be identical in all respects one with the other, and no dividends shall be paid on any shares of Common Stock unless the same dividend is paid on all shares of Common Stock outstanding at the time of such payment.

                  (b) Except for and subject to those rights expressly granted to the holders of the Preferred Stock, or except as may be provided by the DGCL, the holders of Common Stock shall have exclusively all other rights of stockholders including, but not by way of limitation, (i) the right to receive dividends, when, as and if declared by the Board of Directors out of assets lawfully available therefor, and (ii) in the event of any distribution of assets upon liquidation, dissolution or winding up of the Corporation or otherwise, the right to receive ratably and equally all the assets and funds of the Corporation remaining after payment to the holders of the Preferred Stock of the Corporation of the specific amounts which they are entitled to receive upon such liquidation, dissolution or winding up of the Corporation as herein provided.

                  (c) In the event that the holder of any share of Common Stock shall receive any payment of any dividend on, liquidation of, or other amounts payable with respect to, any

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shares of Common Stock, which he is not then entitled to receive, he will forthwith deliver the same to the holders of shares of the Preferred Stock in the form received, and until it is so delivered will hold the same in trust for such holders.

                  (d) Each holder of shares of Common Stock shall be entitled to one vote for each share of such Common Stock held by him, and voting power with respect to all classes of securities of the Corporation shall be vested solely in the Common Stock, other than as specifically provided in the Corporation's Certificate of Incorporation, as it may be amended, with respect to the Preferred Stock.

                  PREFERRED STOCK. Authority is hereby vested in the Board of Directors of the Corporation to provide for the issuance of Preferred Stock and in connection therewith to fix by resolution providing for the issue of such series, the number of shares to be included and such of the preferences and relative participating, optional or other special rights and limitations of such series, including, without limitation, rights of redemption or conversion into Common Stock, to the fullest extent now or hereafter permitted by the DGCL.

                  ARTICLE FIFTH: The board of directors is expressly authorized to adopt, amend or repeal the by-laws of the Corporation.

                  ARTICLE SIXTH: ELECTION OF DIRECTORS. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall otherwise provide.

                  ARTICLE SEVENTH: CONTRACTS. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the DGCL order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all of the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

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                  ARTICLE EIGHTH: AMENDMENTS. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                  ARTICLE NINTH: LIABILITY OF DIRECTORS. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

                  ARTICLE TENTH: INDEMNIFICATION. Except as may otherwise be specifically provided in this certificate of incorporation, no provision of this certificate of incorporation is intended by the Corporation to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred under the DGCL upon the Corporation, upon its stockholders, bondholders and security holders, and upon its directors, officers and other corporate personnel, including, in particular, the power of the Corporation to furnish indemnification to directors and officers in the capacities defined and prescribed by the DGCL and the defined and prescribed rights of said persons to indemnification as the same are conferred under the DGCL; provided, however, that the indemnification provisions contained in the DGCL shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, resolution of shareholders or disinterested directors, or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent, both as to action in his official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs, executors and administrators of such person.

                  ARTICLE ELEVENTH: DIRECTORS. In the event of any vacancy in the Corporation's Board of Directors, whether arising from death, resignation, removal (with or without cause), an increase in the number of directors or any other cause, the stockholders of the Corporation shall not have the right to apply to the Delaware Court of Chancery in order to request said Court to summarily order an election to be held to fill any such vacancy.

                  The foregoing Amended and Restated Certificate of Incorporation was duly adopted by a meeting of and by unanimous written consent of the directors of, and by a meeting of the stockholders of, the Corporation in accordance with the provisions of Sections 141, 228, 242, 245 of the DGCL.

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                  IN WITNESS WHEREOF, the undersigned hereby execute their names and affirm that the statements made herein are true under the penalties of perjury, this 30th day of May, 2000.


                                             -----------------------------
                                             Irwin D. Simon,
                                             Chairman of the Board,
                                             President and Chief Executive
                                             Officer